SCHEDULE 14A
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
AUDIT COMMITTEE REPORT
SHAREHOLDINGS BY EXECUTIVE OFFICERS*
EXECUTIVE COMPENSATION
PENSION AND RETIREMENT BENEFITS
SALARY COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

SCHEDULE 14A
(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

THE GORMAN-RUPP COMPANY

(Name of Registrant as Specified in its Charter)

ROBERT E. KIRKENDALL, CORPORATE SECRETARY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

THE GORMAN-RUPP COMPANY

Mansfield, Ohio

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       The Annual Meeting of the shareholders of The Gorman-Rupp Company will be held at the Company’s Training Center, 270 West 6th Street, Mansfield, Ohio, on Thursday, April 27, 2000 at 10:00 a.m., Eastern Daylight Time, for the purpose of considering and acting upon:

1.	A proposal to fix the number of Directors of the Company at eight and to elect eight Directors to hold office until the next annual meeting of shareholders and until their successors are elected;

2.	A proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company during the year ending December 31, 2000; and

3.	Such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      Holders of Common Shares of record at the close of business on March 17, 2000 are the only shareholders entitled to notice of and to vote at the Meeting.

      Please promptly execute the enclosed proxy and return it in the enclosed envelope (which requires no postage if mailed in the United States), regardless of whether you plan to attend the Meeting.

By Order of the Board of Directors

ROBERT E. KIRKENDALL
Corporate Secretary

March 23, 2000

PROXY STATEMENT

March 23, 2000

SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished to shareholders of The Gorman-Rupp Company in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of the shareholders to be held at the Company’s Training Center, 270 West 6th Street, Mansfield, Ohio, at 10:00 a.m., Eastern Daylight Time, on Thursday, April 27, 2000. Holders of Common Shares of record at the close of business on March 17, 2000 are the only shareholders entitled to notice of and to vote at the Meeting.

      A shareholder, without affecting any vote previously taken, may revoke his proxy by the execution and delivery to the Company of a later proxy with respect to the same shares, or by giving notice to the Company in writing or in open meeting. The presence at the Meeting of the person appointing a proxy does not in and of itself revoke the appointment.

OUTSTANDING SHARES AND VOTING RIGHTS

     As of March 17, 2000, the record date for the determination of persons entitled to vote at the Meeting, there were 8,592,049 Common Shares outstanding. Each Common Share is entitled to one vote.

      The mailing address of the principal executive offices of the Company is 305 Bowman Street, Mansfield, Ohio 44903. This Proxy Statement and accompanying proxy are being mailed to shareholders on or about March 23, 2000.

      If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the Meeting, that such shareholder desires that the voting for the election of Directors be cumulative, and if announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election. Under cumulative voting, a shareholder controls voting power equal to the number of votes which he otherwise would have been entitled to cast multiplied by the number of Directors to be elected. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as he may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the candidates nominated by the Board of Directors, except that if so voting should for any reason not be effective to elect all of the nominees named in this Proxy Statement, then such votes will be cast so as to maximize the number of the Board of Directors’ nominees elected to the Board.

ELECTION OF DIRECTORS

(Proposal No. 1)

     All Directors will be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that proxies received will be voted in favor of fixing the number of Directors at eight and for the election of the nominees named below. Each of the nominees, except Mr. Christopher H. Lake, is presently a Director of the Company. Dr. Peter B. Lake and Mr. Christopher H. Lake have been selected as nominees at the request of the Rupp family interests. Mr. Jeffrey S. Gorman is the son of Mr. James C. Gorman, and Mr. Christopher H. Lake is the son of Dr. Peter B. Lake.

      In the event that any of the nominees should become unavailable, which the Board of Directors does not anticipate, it is intended that the proxies will be voted in favor of fixing the number of Directors at a lesser number or for a substitute nominee or nominees designated by the Board of Directors, in the discretion of the persons appointed as proxy holders. The proxies may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

      Based upon information received from the respective nominees as of February 1, 2000, the following information is furnished with respect to each person nominated for election as a Director.

		Shares Owned
	Director	Beneficially	Percent of
Name, Age and	Continuously	at Feb. 1,	Outstanding
Principal Occupation(1)	Since	2000(2)	Shares

James C. Gorman Chairman of the Company. Chief Executive Officer (1968-1996). Age: 75	1946	726,447 (3)	8.45%

William A. Calhoun Retired. Formerly Senior Partner; Calhoun, Kademenous & Heichel Co., L.P.A.; Mansfield, Ohio (Attorneys). Age: 85	1969	5,269	*

		Shares Owned
	Director	Beneficially		Percent of
Name, Age and	Continuously	at Feb. 1,		Outstanding
Principal Occupation(1)	Since	2000(2)		Shares

Jeffrey S. Gorman President and Chief Executive Officer of the Company; General Manager of the Company’s Mansfield Division. Senior Vice President (1996-1998); Vice President (1991-1996). Age: 47	1989	408,351	(4)	4.75%

Thomas E. Hoaglin Vice Chairman, AmSouth Bancorporation; Birmingham, Alabama. Chairman and Chief Executive Officer, Banc One Services Corporation (1997-1999). Chairman and Chief Executive Officer, Banc One Ohio Corporation (1993-1997). Age: 50	1993 (5)	3,750	(6)	*

Christopher H. Lake Principal, Business Innovation Services, IBM; Atlanta, Georgia. Age: 35	—	6,735	(7)	*

Dr. Peter B. Lake President and Chief Executive Officer, SRI Quality System Registrar, Inc.; Wexford, Pennsylvania. Age: 57	1975	12,157	(8)	*

		Shares Owned
	Director	Beneficially		Percent of
Name, Age and	Continuously	at Feb. 1,		Outstanding
Principal Occupation(1)	Since	2000(2)		Shares

W. Wayne Walston Vice President-External Affairs, Sprint; Mansfield, Ohio (Telecommunications). Age: 57	1999	904	(9)	*

John A. Walter Retired May 1, 1998. Formerly President (beginning 1989) and Chief Executive Officer (beginning 1996) of the Company. Chief Operating Officer (1993-1996). Age: 66	1989	4,370	(10)	*

 *  Represents less than 1% of the outstanding shares.

(1)	Except as otherwise indicated, there has been no change in occupation during the past five years.

(2)	Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if he has or shares voting power or investment power in respect of such security. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission’s reporting requirements. Voting power or investment power with respect to shares reflected in the table are not shared with others except as otherwise indicated.

(3)	Includes 252,858 shares owned by Mr. Gorman’s wife and 73,810 shares held in a trust of which Mr. Gorman is a co-trustee. Mr. Gorman has a beneficial interest in 54,472 of the shares held in the trust, considers that he shares the voting and investment power with respect to all of the foregoing shares, but otherwise disclaims any beneficial interest therein. The amount shown in the table excludes 852,566 shares beneficially owned by members of Mr. Gorman’s immediate family and 230,892 shares held in trusts of which he and members of his family have beneficial interests. (54,472 of these trust shares are the same shares described above.) Mr. Gorman disclaims beneficial ownership of all of the shares referred to in this note (3).

(4)	Includes 28,404 shares owned by Mr. Gorman’s wife and 90,291 shares owned by his minor children. Mr. Gorman considers that he shares the voting and investment power with respect to all of the foregoing shares, but otherwise disclaims any beneficial interest therein. The amount shown in the table excludes 38,281 shares held in a trust in which Mr. Gorman has a beneficial interest. Mr. Gorman disclaims beneficial ownership of all of the shares referred to in this note (4).

(5)	Mr. Hoaglin also served as a Director of the Company from 1986 to 1989.

(6)	Includes 900 shares as to which Mrs. Hoaglin shares voting and investment power.

(7)	Includes 300 shares purchased by Mr. Lake on February 8, 2000. Also includes 6,435 shares owned by Mr. Lake’s minor children as to which Mr. Lake considers that he shares the voting and investment power with respect thereto, but otherwise disclaims any beneficial interest therein.

(8)	Includes 4,200 shares owned by Mrs. Lake as to which Dr. Lake shares voting and investment power.

(9)	The amount shown in the table excludes 250 shares held in a trust of which Mrs. Walston is trustee and 150 shares owned by Mr. Walston’s adult children. Mr. Walston disclaims beneficial ownership of all of the shares referred to in this note (9).

(10)	The amount shown in the table excludes 8,124 shares held in a trust of which Mrs. Walter is trustee. Mr. Walter disclaims beneficial ownership of all of the shares referred to in this note (10).

BOARD OF DIRECTORS AND DIRECTORS’ COMMITTEES

     During 1999, a total of five regularly scheduled meetings of the Board of Directors and a total of seven meetings of all standing Directors’ Committees were held. All Directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and of the total number of meetings held by the respective committees on which they served.

      The Board of Directors has four committees: (1) an Audit Committee, whose present members are Peter B. Lake (Chairman), W. Wayne Walston and James R. Watson; (2) a Salary Committee, whose present members are Thomas E. Hoaglin (Chairman), W. Wayne Walston and John A. Walter; (3) a Pension Committee, whose present members are James R. Watson (Chairman), Peter B. Lake and William A. Calhoun; and (4) a Nominating Committee, whose present members are William A. Calhoun (Chairman), Thomas E. Hoaglin and John A. Walter.

      The Audit Committee held two meetings in 1999. Its principal functions included reviewing the arrangement and scope of the audit, considering comments made by the independent accountants with respect to the need to improve internal controls, considering corrective action taken by management, reviewing internal accounting procedures and controls with the Company’s financial and accounting staff, and reviewing non-audit services provided by the independent accountants.

      The Salary Committee held one meeting during 1999. Its principal function was to determine the salaries of the elected officers of the Company, subject to approval by the Board of Directors.

      The Pension Committee held three meetings in 1999. Its principal function was to monitor and assist in the investment of the assets associated with the Company’s pension plan.

      The Nominating Committee held one meeting during 1999. Its principal function was to identify, evaluate and recommend individuals for nomination as new members of the Board of Directors.

      The Nominating Committee has adopted procedures by which to consider suggestions from shareholders for Director nominees. Any shareholder wishing to propose a candidate should deliver a typewritten or legible hand written communication to the Company’s Corporate Secretary. The submission should provide detailed business and personal biographical data about the candidate, and include a brief analysis explaining why the individual is well-qualified to become a Director nominee. All recommendations will be acknowledged by the Corporate Secretary and promptly referred to the Nominating Committee for evaluation.

      Directors who are employees of the Company do not receive any compensation for service as Directors. Each Non-Employee Director received a fee for each of the Board of Directors meetings attended. The fee was $2,000 for meetings held prior to the Annual Meeting of Shareholders in April and $2,100 for the remaining meetings held during 1999. No fees were paid, however, for attendance at committee meetings. Effective May 22, 1997, the Board of Directors adopted a Non-Employee Directors’ Compensation Plan. Under the Plan, as additional compensation for regular services to be performed as a Director, an automatic award of 500 Common Shares (from the Company’s treasury) will be made on each July 1 (through 2006) to each Non-Employee Director then serving on the Board. The award of 500 Common Shares made on July 1, 1999 had a market value of $8,281.25.

AUDIT COMMITTEE REPORT

     The Audit Committee has submitted the following report to the Board of Directors:

(i) The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with its management;

(ii) The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);

(iii) The Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the issue of independence with the independent public accountants; and

(iv) Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, to be filed with the Securities and Exchange Commission.

Members of the Audit Committee are “independent” in accordance with Section 121 of the listing standards of the American Stock Exchange.

      In addition, based upon a recommendation of the Audit Committee, the Board of Directors plans to adopt a written Charter for the Audit Committee before June 14, 2000. The Charter, in the form in which it will be adopted, will be disclosed as an appendix to the Company’s proxy statement in connection with the annual meeting of its shareholders in 2001. The name of the Audit Committee will also be changed to the “Audit Review Committee”.

      The foregoing report has been furnished by members of the Audit Committee.

/s/ W. WAYNE WALSTON

    W. Wayne Walston

/s/ PETER B. LAKE

Peter B. Lake
         Chairman

/s/ JAMES R. WATSON

    James R. Watson

SHAREHOLDINGS BY EXECUTIVE OFFICERS*

		Shared Voting
	Shares Owned	and
Name and Principal Position	Beneficially	Investment Power

Kenneth E. Dudley Chief Financial Officer and Treasurer	2,961	2,961
Robert E. Kirkendall Vice President Corporate Development and Secretary	9,494	-0-
William D. Danuloff Vice President Information Services	7,221	6,572

      *The table sets forth information received from the executive officers as of February 1, 2000, and all amounts represent less than 1% of the outstanding shares. The shareholdings of Messrs. J. C. Gorman and J. S. Gorman are included under the caption “Election of Directors”.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information pertaining to the beneficial ownership of the Company’s Common Shares as of February 1, 2000 by James C. Gorman and as of December 31, 1999 by each other person known to the Company to own beneficially more than five percent of the outstanding Common Shares.

		Number		Percent of
		of Shares		Outstanding
Name and Address	Type of Ownership	Owned		Shares

James C. Gorman	Sole voting and investment power	399,779		4.65%
305 Bowman Street Mansfield, Ohio 44903	Shared voting and investment power	326,668		3.80%

	Total	726,447		8.45%

Bank One Corporation	As trustee with sole voting power	429,787		5.00%
One First National Plaza	As trustee with sole investment power	611,219		7.11%
Chicago, Illinois	As trustee with shared voting power	-0-		—
60670	As trustee with shared investment power	84,710		.99%

	Total	695,929	(1)(2)	8.10%

		Number		Percent of
		of Shares		Outstanding
Name and Address	Type of Ownership	Owned		Shares

Pioneering Management	As investment adviser with sole	512,957		5.97%
Corporation	voting power
60 State Street	As investment adviser with sole	512,957		5.97%
Boston, Massachusetts	investment power
02109	As investment adviser with shared	-0-		—
	voting power
	As investment adviser with shared	-0-		—
	investment power

	Total	512,957	(1)	5.97%

Tweedy, Browne	As investment adviser with sole	701,836		8.17%
Company LLC	voting power
350 Park Avenue	As investment adviser with sole	30,720		.36%
New York, New York	investment power
10022	As investment adviser with shared	-0-		—
	voting power
	As investment adviser with shared	727,413		8.47%
	investment power

	Total	701,836	(1)	8.17%

All Directors and Executive		1,181,440	(3)	13.75%
Officers as a group
(11 persons)

(1)	This figure represents the aggregate amount of Common Shares beneficially owned. Of the aggregate amount, however, some shares are subject to sole voting power but shared or no investment power, and some shares are subject to sole investment power but shared or no voting power. Consequently, the sum of this column does not equal the aggregate amount shown.

(2)	The Company, the fiduciary of the Company’s Individual Profit Sharing Retirement Plan and Bank One Trust Company, N.A., Mansfield, Ohio (as trustee) entered into a Distribution Agreement dated as of December 1, 1997 to establish a procedure to sell certain Common Shares held in trust to the Plan. On March 2, 1998, the Securities and Exchange Commission declared effective a registration statement filed by the Company on behalf of Bank One Trust Company, N.A., Mansfield, Ohio (as trustee) in respect of the Distribution Agreement. The registration statement, among other things, permits Bank One Trust Company, N.A., Mansfield, Ohio (as trustee) for a three-year period (ending March 2, 2001, unless extended) to sell up to 100,000 Common Shares to the Plan at a per share price equal to the average of the mean between the high and low sales prices of the Common Shares on the American Stock Exchange on the nearest trading dates before and after the date of sale. The Company will receive none of the proceeds from the sale of the registered Common Shares.

Bank One Corporation owns all of the outstanding capital stock of Bank One Trust Company, N.A., Mansfield, Ohio, the selling shareholder, and Bank One Trust Company, N.A., Columbus, Ohio, the fiduciary of the Plan. The Company also utilizes various commercial banking services of Bank One N.A., Mansfield, Ohio, another affiliate of Bank One Corporation.

(3)	Includes 459,996 shares as to which voting and investment power are shared.

EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 1998 and 1997 of those persons who were, at December 31, 1999, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the “Named Officers”):

Summary Compensation Table

					Long-Term		All Other
	Annual Compensation(1)(2)				Compensation		Compensation(3)

					Stock	Long-term
					Options/	Incentive
	Year	Salary	Bonus	Other	SARs	Payouts		Total
Name and Principal Position
Jeffrey S. Gorman	1999	$166,667	$94,500	$1,356	–0–	–0–	$1,222	263,745
President and Chief	1998	150,000	83,000	1,456	–0–	–0–	1,280	235,736
Executive Officer	1997	128,333	62,000	1,356	–0–	–0–	1,267	192,956

Kenneth E. Dudley	1999	106,000	34,500	1,064	–0–	–0–	1,133	142,697
Chief Financial Officer	1998	102,667	34,000	1,464	–0–	–0–	1,105	139,236
and Treasurer	1997	98,667	31,350	1,464	–0–	–0–	1,022	132,503

Robert E. Kirkendall	1999	95,000	30,000	1,381	–0–	–0–	1,011	127,392
Vice President Corporate	1998	91,833	28,000	1,381	–0–	–0–	833	122,047
Development and Secretary	1997	88,333	24,800	1,381	–0–	–0–	687	115,201

James C. Gorman	1999	100,000	21,000	156	–0–	–0–	485	121,641
Chairman	1998	120,000	21,000	156	–0–	–0–	565	141,721
	1997	160,000	40,000	156	–0–	–0–	640	200,796

William D. Danuloff	1999	91,000	28,500	156	–0–	–0–	957	120,613
Vice President	1998	87,833	28,000	756	–0–	–0–	0	116,589
Information Systems	1997	84,333	24,800	756	–0–	–0–	0	109,889

(1)	The Company sponsors The Gorman-Rupp Company Individual Profit Sharing Retirement Plan (“401(k) Plan”). Substantially all the employees of the Company, including the executive officers and the employees of Patterson Pump Company (a wholly owned subsidiary), are eligible to participate in the 401(k) Plan. Each participant in the 401(k) Plan may make before-tax contributions to the Plan of up to 10% of compensation, but not in excess of the maximum annual amount permitted by the Internal Revenue Code. The maximum annual amount is $10,000 for 1999 and $10,500 for 2000. Before-tax contributions made to the 401(k) Plan qualify for deferred tax treatment under Section 401(k) of the Code. The Company makes matching contributions on a monthly basis for each participant who is an employee on the last day of the month equal to 20% of the first 4% of the participant’s before-tax contributions made during the month. The participant’s before-tax contributions and the Company’s matching contributions are nonforfeitable, but are subject to special nondiscrimination tests imposed by the Code. If the tests are not satisfied, contributions by or for highly compensated employees are reduced. Each participant (or the beneficiary of a deceased participant) receives the full amount allocated to a participant’s account upon any termination of the participant’s employment. During 1999, a total of $1,565,919, consisting of both participant before-tax contributions and Company matching contributions, was allocated to participants’ accounts under the 401(k) Plan, including an aggregate amount of $57,634 to the accounts of the executive officers which is included in the compensation shown in the table. The amounts allocated during 1999 to the accounts of the executive officers named in the table are as follows: Mr. J. C. Gorman ($2,908); Mr. J. S. Gorman ($11,222); Mr. Dudley ($9,626); Mr. Kirkendall ($7,330); and Mr. Danuloff ($8,137).

(2)	The pension plan in which the Company’s executive officers participate is a defined benefit plan covering substantially all employees of the Company and Patterson Pump Company; and the amounts of contributions or accruals applicable to the individual participants therein cannot be readily calculated. The aggregate contributions made to such plan for the benefit of the Company’s executive officers amount to approximately 3% of the total contributions made on behalf of all participants covered by the plan.

In general, a participant’s monthly benefit under the pension plan is determined by multiplying 1.1% of his final average monthly compensation by the number of his credited years and months of service. A participant’s final average monthly compensation is one-twelfth of the average annual compensation of the participant for the last 10 years of the participant’s employment with the Company (or Patterson Pump Company) or, if less than 10, for his actual years of such employment. The compensation covered by the pension plan for 1999 is identical to the compensation set forth in the table, except that the plan does not cover profit-sharing bonuses or amounts labeled “other” in the table received by any executive officer, as well as, effective as of November 1, 1994 (and adjusted for 2000), any compensation in excess of $170,000. However, compensation covered by the pension plan does include any before-tax contributions made by the participant to the 401(k) Plan. The benefit amounts applicable to each individual participant are not subject to any deduction for Social Security benefits or other offset amounts.

As of November 1, 1999, the executive officers had the following number of credited full years of service under the Company’s pension plan: Mr. J.C. Gorman– 50; Mr. J.S. Gorman– 21; Mr. Dudley– 43; Mr. Kirkendall– 21; and Mr. Danuloff– 28. As of November 1, 1999, the estimated annual benefits payable at age 65 upon retirement to Messrs. Gorman, Gorman, Dudley, Kirkendall and Danuloff are $80,960, $27,811, $43,042, $18,664 and $23,992, respectively. Mr. J.C. Gorman is age 75 and is active as an officer of the Company. As required by law, because he is over age 70 1/2, he receives payments from the pension plan. Those payments totaled $73,224 in 1999.

(3)	Amounts contributed by the Company on behalf of the Named Officers to the 401(k) Plan.

PENSION AND RETIREMENT BENEFITS

     The following table shows the estimated annual benefits under the Company’s pension plan which would have been payable to employees in various compensation classifications upon retirement in 1999 at age 65 after selected periods of service.

Final Average
Annual Pay
at Age 65*	10 Years	20 Years	30 Years	40 Years

$25,000	$2,750	$5,500	$8,250	$11,000
50,000	5,500	11,000	16,500	22,000
75,000	8,250	16,500	24,750	33,000
100,000	11,000	22,000	33,000	44,000
125,000	13,750	27,500	41,250	55,000
150,000	16,500	33,000	49,500	66,000

      *Effective as of November 1, 1994 (and adjusted for 2000), compensation in excess of $170,000 is not taken into account under the pension plan.

SALARY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under the supervision of the Salary Committee of the Board of Directors, the Company has developed compensation policies which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company’s senior managers with those of its shareholders. In addition to these goals, annual base salaries are generally set somewhat below competitive levels so that the Company relies to a large degree on annual incentive compensation to retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. The incentive compensation is closely tied to corporate, business unit and individual performance in a manner that encourages a long and continuing focus on building profitability and shareholder value.

      Based on evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving improvements in long-term financial performance and that the compensation policies the Committee administers have contributed to achieving this management focus.

      Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual incentive compensation or profit sharing. The base salaries are fixed at levels somewhat below the competitive amounts paid to senior managers with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar businesses as the Company. The annual incentive compensation is more closely tied to the Company’s success in achieving significant financial and non-financial performance goals. The Committee considers the total compensation of each of the Named Officers and the other senior executives in establishing the elements of compensation.

      In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with modifications considered appropriate, an annual salary for the Company’s senior executives (other than the Chief Executive Officer). Salaries are developed under the ultimate direction of the Chief Executive Officer based upon industry and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. The Committee independently reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee’s assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses.

      At the beginning of each year, performance objectives for purposes of determining annual profit sharing are established for each business unit based upon operating earnings. At the end of each year, performance against these objectives is determined by an arithmetic calculation. In determining the profit sharing in 1999 for other eligible employees, including the Named Officers, the Committee reviews with the Chief Executive Officer executive management’s recommendations based on individual performance. The results of these evaluations are considered by the Salary Committee and the Board of Directors when determining the amounts to be awarded as profit sharing (which appear as “Bonus” in the Summary Compensation Table on page 13).

      The Committee believes that its past awards of performance have successfully focused the Company’s senior management on building continued profitability and shareholder value.

      The foregoing report has been furnished by members of the Salary Committee.

/s/ W. WAYNE WALSTON W. Wayne Walston	/s/ THOMAS E. HOAGLIN Thomas E. Hoaglin Chairman	/s/ JOHN A. WALTER John A. Walter

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Shares against the cumulative total return of the American Stock Exchange Market Value Index and a Peer Group Index for the period of five fiscal years commencing January 1, 1995 and ending December 31, 1999. The issuers in the Peer Group Index were selected on a line-of-business basis by reference to SIC Code 3561— Pumps and Pumping Equipment. The Peer Group Index is composed of the following issuers: Ampco-Pittsburgh Corp., Flowserve Corp., Graco Inc., Idex Corp., Met-Pro Corp., Robbins & Myers Inc. and Roper Industries Inc., in addition to the Company.

COMPARISON OF 5-YEAR CUMULATIVE

TOTAL RETURN
AMONG THE GORMAN-RUPP COMPANY,
AMEX MARKET INDEX
AND PEER GROUP INDEX

[Performance chart]

		Pumps & Pumping
	The Gorman-Rupp Co.	Equipment	AMEX Market Index

1994	$100.00	$100.00	$100.00
1995	89.71	128.23	128.90
1996	81.92	157.12	136.01
1997	131.20	210.81	163.66
1998	107.45	181.60	161.44
1999	116.53	234.46	201.27

•  ASSUMES $100 INVESTED ON JAN. 1, 1995

•  ASSUMES DIVIDEND REINVESTED
•  FISCAL YEAR ENDING DEC. 31, 1999

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal No. 2)

     A proposal will be presented at the Meeting to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company during the year ending December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants would be considered by the Directors in determining whether to continue the engagement of Ernst & Young LLP.

      The Directors recommend a vote FOR Proposal No. 2 to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants.

GENERAL INFORMATION

     The Company’s 1999 annual report to shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to all shareholders of the Company.

      The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telecopy by a few officers or regular employees of the Company. No separate compensation will be paid for the solicitation of proxies, although the Company may reimburse brokers and other persons holding Common Shares in their names or in the names of nominees for their expenses in sending proxy material to the beneficial owners of such Common Shares.

      Any proposal by a shareholder intended to be presented at the 2001 annual meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy of the Company relating to such meeting on or before November 21, 2000. If a shareholder proposal is received after February 25, 2001, the proxy holders may use their discretionary voting authority if and when the proposal is raised at such annual meeting, without any discussion of the matter in the proxy statement.

OTHER BUSINESS

     Financial and other reports will be submitted to the Meeting, but it is not intended that any action will be taken in respect thereof. The Board of Directors is not aware of any matters other than those referred to in this Proxy Statement which might be brought before the Meeting for action, but if any such other matters should arise, it is intended that the persons appointed as proxy holders will vote or act thereon in accordance with their own judgment.

      You are urged to date, sign and return your proxy promptly. For your convenience, enclosed is a self-addressed return envelope requiring no postage if mailed in the United States.

By Order of the Board of Directors

ROBERT E. KIRKENDALL
Corporate Secretary

March 23, 2000

                                      This proxy is solicited on behalf of
                                             the Board of Directors

    THE GORMAN-RUPP COMPANY
    305 Bowman Street, Mansfield, Ohio 44903
    ----------------------------------------------

         The undersigned hereby appoints James C. Gorman, Robert E. Kirkendall and Jeffrey S. Gorman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of
    The Gorman-Rupp Company Common Shares held of record on March 17, 2000 by the undersigned at the Annual Meeting of the shareholders to be held on
    April 27, 2000, or at any adjournment thereof, as follows:

    THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 1.
    1. ELECTION OF DIRECTORS

       Fixing the number of Directors at 8 and electing all
       nominees listed (except as marked to the contrary below)
       (INSTRUCTION: To withhold authority to vote for
       any individual nominee, write his name below.)             WITHHOLD
                                                                  AUTHORITY
                                                               to vote for all
                                                     FOR       nominees listed
                                                     [ ]             [ ]

    THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.
    2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
       as independent public accountants
                                                     FOR     AGAINST   ABSTAIN
                                                     [ ]       [ ]       [ ]

NOMINEES FOR
DIRECTORS:
JAMES C. GORMAN
WILLIAM A. CALHOUN
JEFFREY S. GORMAN
THOMAS E. HOAGLIN
CHRISTOPHER H. LAKE
DR. PETER B. LAKE
W. WAYNE WALSTON
JOHN A. WALTER

                         (Sign and date on other side)
-----------------------------------------------------------------------------
                          (Continued from other side)

PROXY
COMMON
SHARES

    3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED
        BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL
        BE VOTED FOR PROPOSALS 1 AND 2.

        Please sign exactly as your name appears below. If signing as attorney, executor, administrator, trustee or
                                        guardian, please give full title as
                                        such; and if signing for a corporation,
                                        please give your title. When shares are
                                        in the names of more than one person,
                                        each should sign.

                                        Date:__________________________, 2000

                                        _____________________________________

                                        _____________________________________
                                              Signature of Shareholder(s)

        [ ] Please check this box if you plan to attend the Meeting.